                                                                   EXHIBIT(a)(4)


                                 ABN AMRO FUNDS

                Certificate of Amendment of Certificate of Trust

         The undersigned, acting pursuant to authority granted to them by the Board of Trustees ("Board") of the ABN AMRO Funds (the "Trust") at the Special Meeting of the Board on May 9, 2006, and pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, do hereby amend the Certificate of Trust, as filed on September 10, 1993, as amended, as follows:

         1. The name of the Trust is hereby changed from "ABN AMRO Funds" to "Aston Funds" effective December 1, 2006.

         2. All other provisions of the Certificate of Trust shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment on the 29th day of November, 2006.







                                             /s/ Kenneth C. Anderson
                                             ---------------------------
                                             Name: Kenneth C. Anderson
                                             Title:President



                                             /s/ Stuart D. Bilton
                                             ---------------------------
                                             Name: Stuart D. Bilton
                                             Title:Trustee